UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2022

REVANCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36297	75-0551645
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Revance Therapeutics, Inc.

1222 Demonbreun Street, Suite 2000

Nashville, Tennessee, 37203

(Address of principal executive offices and zip code)

(615) 724-7755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVNC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 18, 2022 (the “Effective Date”), Revance Therapeutics, Inc. (the “Company”) entered into a note purchase agreement (the “Note Purchase Agreement”) with Athyrium Buffalo LP (together with its affiliates, “Athyrium”), as administrative agent, the purchasers party thereto from time to time (the “Purchasers”), including Athyrium, and Hint, Inc., as a guarantor, pursuant to which the Purchasers party to the Note Purchase Agreement agreed to purchase from the Company, and the Company agreed to issue to such Purchasers, notes payable by the Company. On the Effective Date, the Company issued to the Purchasers notes in an aggregate principal amount for all such notes of $100.0 million. Subject to satisfaction of certain conditions set forth in the Note Purchase Agreement, including the FDA approval of DaxibotulinumtoxinA for Injection for glabellar lines, $100.0 million in additional notes (the “Second Tranche”) remains available to the Company under the Note Purchase Agreement until September 18, 2023. In addition, there is an uncommitted tranche of additional notes in an aggregate amount of up to $100.0 million (the “Third Tranche”) available until March 31, 2024 subject to the satisfaction of certain conditions set forth in the Note Purchase Agreement, including the achievement of greater than or equal to $50 million in trailing twelve months revenue for DaxibotulinumtoxinA for Injection for glabellar lines preceding the date of the draw request for the third tranche note, and approval by Athyrium Capital Management, LP.

The obligations of the Company under the Note Purchase Agreement are secured by substantially all of the Company’s assets and the assets of its wholly owned domestic subsidiaries, including their respective intellectual property.

Initially, the notes issued under the Note Purchase Agreement bear interest at an annual fixed interest rate equal to 8.50%. If the Third Tranche of notes becomes committed, the notes will then bear interest at an annual rate equal to the sum of (a) 7.0% and (b) Adjusted Three-Month LIBOR for such interest period (subject to a floor of 1.50% and a cap of 2.50%). The Company is required to make quarterly interest payments on each note issued under the Note Purchase Agreement commencing on the last business day of the calendar month following the funding date thereof, and continuing on the last business day of each March, June, September and December through September 18, 2026 (the “Maturity Date”). The Maturity Date may be extended to March 18, 2028 if, as of September 18, 2026, less than $90 million principal amount of the Company’s existing 2027 Convertible Notes remain outstanding and with the consent of the Purchasers. Initially, all principal for each tranche is due and payable on the Maturity Date. Upon the occurrence of an Amortization Trigger (as defined in the Note Purchase Agreement), the Company is required to repay the principal of the Second Tranche and the Third Tranche in equal monthly installments beginning on the last day of the month in which the Amortization Trigger occurred and continuing through the Maturity Date. At the Company’s option, the Company may prepay the outstanding principal balance of all or any portion of the principal amount of the notes, subject to a prepayment fee equal to (i) a make-whole amount if the prepayment occurs on or prior to the first anniversary of the Effective Date and (ii) 2.0% of the amount prepaid if the prepayment occurs after the first anniversary of the Effective Date but on or prior to the second anniversary of the Effective Date. Upon prepayment or repayment of all or any portion of the principal amount of the notes (whether on the Maturity Date or otherwise), the Company is also required to pay an exit fee to the Purchasers.

The Note Purchase Agreement includes affirmative and negative covenants applicable to the Company, its current subsidiaries and any subsidiaries the Company creates in the future. The affirmative covenants include, among others, covenants requiring the Company to maintain its legal existence and governmental approvals, deliver certain financial reports, maintain insurance coverage and satisfy certain requirements regarding deposit accounts. The Company must also (i) maintain at least $30.0 million of unrestricted cash and cash equivalents in accounts subject to a control agreement in favor of Athyrium at all times and (ii) upon the occurrence of certain specified events set forth in the Note Purchase Agreement, achieve at least $70.0 million of Consolidated Teoxane Distribution Net Product Sales (as defined in the Note Purchase Agreement) on a trailing twelve months basis. The negative covenants include, among others, restrictions on the Company’s transferring collateral, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments, creating liens, selling assets and suffering a change in control, in each case subject to certain exceptions.

The Note Purchase Agreement also includes events of default, the occurrence and continuation of which could cause interest to be charged at the rate that is otherwise applicable plus 2.0% and would provide Athyrium, as administrative agent, with the right to exercise remedies against the Company and the collateral, including foreclosure against the property securing the obligations of the Company under the Note Purchase Agreement, including its cash. These events of default include, among other things, the Company’s failure to pay principal or interest due under the Note Purchase Agreement, a breach of certain covenants under the Note Purchase Agreement, the Company’s insolvency, the occurrence of a circumstance which could have a material adverse effect and the occurrence of any default under certain other indebtedness.

The descriptions of the Note Purchase Agreement contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Note Purchase Agreement which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2022.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 8.01	OTHER EVENTS

On November 27, 2020, the Company entered in a sales agreement with Cowen and Company, LLC (“Cowen”), as sales agent, pursuant to which the Company may offer and sell, from time to time, through Cowen, shares of the Company’s common stock, par value $0.001 per share, having an aggregate offering price of up to $125.0 million (the “ATM Offering”). The shares can be offered and sold pursuant to the Company’s registration statement on Form S-3 filed with the United States Securities and Exchange Commission on November 27, 2020. A copy of the legal opinion relating to the registration of shares of common stock of the Company issuable in the ATM Offering is attached as Exhibit 5.1 to this report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

104	Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2022	Revance Therapeutics, Inc.

	By:	/s/ Tobin C. Schilke
Tobin C. Schilke
Chief Financial Officer